INDEPENDENT AUDITORS' CONSENT

Catalina Lighting, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23900, 33-33292 and 33-62378 of Catalina Lighting, Inc. on Form S-8 of our report dated December 12, 1996 appearing in this Annual Report on Form 10-K of Catalina Lighting, Inc. for the year ended September 30, 1996.

                       /s/ Deloitte & Touche LLP

Miami, Florida
December 26, 1996